As filed with the Securities and Exchange Commission on January 11, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Liberty Oilfield Services Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	81-4891595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

950 17th Street, Suite 2400

Denver, Colorado 80202

(303) 515-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher A. Wright

Chief Executive Officer

950 17th Street, Suite 2400

Denver, Colorado 80202

(303) 515-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-216050

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	2,319,326	$17.00	$39,428,542	$4,908.86

(1)	Represents only the additional number of shares of Class A common stock being registered and includes shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares of Class A common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-216050).
(2)	Based upon the public offering price.
(3)	The registrant has previously paid $4,908.86 in connection with previous filings of the Registration Statement (File No. 333-216050).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of Class A common stock of Liberty Oilfield Services Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-216050), initially filed by Liberty Oilfield Services Inc. with the Securities and Exchange Commission on February 14, 2017, as amended by Amendment No. 1 thereto filed on March 13, 2017, Amendment No. 2 thereto filed on April 10, 2017, Amendment No. 3 thereto filed on April 24, 2017, Amendment No. 4 thereto filed on May 2, 2017, Amendment No. 5 thereto filed on May 23, 2017, Amendment No. 6 thereto filed on August 21, 2017, Amendment No. 7 thereto filed on November 9, 2017, Amendment No. 8 thereto filed on December 18, 2017, Amendment No. 9 thereto filed on January 2, 2017 (as so amended, the “Prior Registration Statement”), and which was declared effective on January 11, 2018, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-216050), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1	Consent of EKS&H LLLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 11, 2018.

Liberty Oilfield Services Inc.

By:	/s/ Christopher A. Wright Christopher A. Wright Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of January 11, 2018.

Name	Title

/s/ Christopher A. Wright Christopher A. Wright	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Stock Michael Stock	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Cary D. Steinbeck Cary D. Steinbeck	Director

/s/ N. John Lancaster, Jr. N. John Lancaster, Jr.	Director

/s/ Brett Staffieri Brett Staffieri	Director

/s/ William F. Kimble William F. Kimble	Director

/s/ Peter A. Dea Peter A. Dea	Director

/s/ Ken Babcock Ken Babcock	Director

/s/ Jesal Shah Jesal Shah	Director

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